UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2010, Kathryn Reynolds, Senior Vice President, Strategy and Finance of the Lighting Science Group Corporation, a Delaware corporation (the “Company”), and its principal financial officer, will step down from these roles and, effective February 1, 2010, Jonathan T. Cohen, presently the Company’s Vice President and Chief Accounting Officer, will assume the duties of the principal financial officer in addition to his current duties as principal accounting officer. Ms. Reynolds is leaving to pursue other potential opportunities, including within Pegasus Capital Advisors, L.P., and will continue to be involved with the Company in a consulting capacity for an initial three-month period.

Mr. Cohen began providing services to the Company as a consultant on September 1, 2009 and was appointed Vice President and Chief Accounting Officer of the Company in November 2009. Mr. Cohen will report to Khaled Haram, President and Chief Operating Officer of the Company.

Mr. Cohen, 40, is a Certified Public Accountant in the Commonwealth of Pennsylvania and received a bachelor’s degree from Hartwick College and an MBA with a concentration in Finance from LaSalle University. He has held senior accounting positions with both publicly traded and privately held companies. Immediately prior to joining the Company, Mr. Cohen served as Controller for Innovative Solutions & Support Inc. from December 2008 until August 2009. Prior to joining Innovative Solutions & Support, from 2003 until 2008, Mr. Cohen was employed by BravoSolutions US (formally known as Verticalnet, Inc.), a provider of on-demand supply management solutions to Global 2000 companies. Mr. Cohen served as the Vice President and Chief Accounting Officer of Verticalnet Inc. from 2006 to 2008 until it was purchased by BravoSolutions US and as its Controller from 2003 to 2006. Prior to joining Verticalnet, Inc., Mr. Cohen assisted Constar International during and after its initial public offering. From 2000 until 2001, Mr. Cohen was a Manager in the Deloitte & Touche Emerging Growth practice, which provided consulting services for start-up technology companies.

On October 27, 2009, the Company entered into that certain employment letter with Mr. Cohen pursuant to which Mr. Cohen agreed to serve as the Company’s Vice President and Chief Accounting Officer, effective November 2, 2009 (the “Employment Letter”). The Employment Letter is terminable at will by the Company. Pursuant to the Employment Letter, Mr. Cohen is entitled to an annual salary of $165,000 and benefits generally available to other employees. The Company may also pay Mr. Cohen bonuses at such times and in such amounts as the Company’s board of directors determines. Mr. Cohen is entitled to participate in the Company’s equity-based compensation plan and is eligible to participate in a bonus plan of up to 30% of his base salary based upon a combination of the Company’s performance and personal achievements. The Employment Letter provides that Mr. Cohen is also entitled to a relocation bonus of $30,000 at the time of relocation, but Mr. Cohen would be required to reimburse the Company for such bonus if the Company terminates him for “cause” or he voluntarily terminates his employment prior to November 2, 2011. If Mr. Cohen’s employment is terminated by the Company without “cause,” then Mr. Cohen will be entitled to severance pay equal to four weeks’ base salary. If Mr. Cohen voluntarily resigns or is terminated by the Company for “cause,” then he will not be entitled to severance pay. Pursuant to the Employment Letter, the Company granted Mr. Cohen an incentive stock option to purchase 100,000 shares of the Company’s common stock on August 21, 2009. This incentive stock option has an exercise price of $1.00 per share, a term of ten years and will vest in four equal installments commencing on the first anniversary of the grant date.

A copy of the Employment Letter is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Letter for a more complete understanding of its terms. The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter.

Section 8 – Other Events

Item 8.01 Other Events.

On January 12, 2010, the Company entered into that certain Indemnification and Reimbursement Agreement (the “Indemnification Agreement”) dated as of January 10, 2010 with Pegasus Partners IV, L.P., a Delaware limited partnership (“Pegasus IV”). Pursuant to the Indemnification Agreement, the Company agreed to indemnify Pegasus IV and certain of its affiliates, including LED Holdings LLC, a Delaware limited liability company (“LED Holdings”), against losses or expenses arising out of material misstatements or omissions in the Company’s registration statement or prospectus relating to the Company’s planned rights offering.

As previously disclosed, Pegasus IV beneficially owns approximately 82.5% of the Company’s common stock, and LED Holdings, which is controlled by Pegasus IV, beneficially owns approximately 62.0% of the Company’s common stock.

A copy of the Indemnification Agreement is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Indemnification Agreement for a more complete understanding of its terms. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Letter, dated October 27, 2009, between Lighting Science Group Corporation and Jon Cohen.

99.1	Indemnification and Reimbursement Agreement, dated as of January 10, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: January 12, 2010	By:	/S/ JOHN D. MITCHELL, JR.
		Name:	John D. Mitchell, Jr.
		Title:	Corporate Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Employment Letter, dated October 27, 2009, between Lighting Science Group Corporation and Jon Cohen.

99.1	Indemnification and Reimbursement Agreement, dated as of January 10, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.